                                                                   EXHIBIT 23.5

                  CONSENT OF WASSERSTEIN PERELLA & CO., INC.

  We hereby consent to the use in the Registration Statement on Form S-4, and in the related Prospectus, of Dean Witter, Discover & Co. (the "Registrant"), covering the securities of the Registrant to be issued in connection with the merger of Morgan Stanley Group Inc. ("Morgan Stanley") with and into the Registrant, and in the related Joint Proxy Statement of the Registrant and Morgan Stanley, of our opinion dated February 4, 1997 appearing as Annex IV to such Joint Proxy Statement/Prospectus, and to the description therein of such opinion; and to the references therein to us under the headings "Summary-- Fairness Opinions of Financial Advisors", "The Merger--Background to the Merger" and "--Opinions of Financial Advisors". In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

WASSERSTEIN PERELLA & CO., INC.

New York, New York
April 10, 1997